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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      June 13, 2003
                                                --------------------------------


                               CORVIS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                     0-12751                   52-2041343
(State or other jurisdiction       (Commission                (IRS Employer
  of incorporation                 File Number)             Identification No.)


7015 Albert Einstein Drive, Columbia, Maryland                21046-9400
 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code      (443) 259-4000
                                                  ------------------------------


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ITEM 2 - ACQUISITION OF ASSETS

On June 13, 2003, Corvis Corporation announced that C III Communications, L.L.C., a joint venture between Corvis and Cequel III, a St. Louis-based telecommunications and cable management firm, closed on the purchase of the assets of Broadwing Communications Services, Inc., subject to certain remaining state and local regulatory requirements. C III Communications also assumed $312.7 million in certain long and short term operating commitments of Broadwing Communications. Corvis will initially retain a 96% ownership interest in C III Communications, Cequel III will initially retain a 1% ownership interest, and Broadwing, Inc., the parent company of Broadwing Communications Services, will initially retain a 3% equity interest.

The agreement to purchase most of the assets of Broadwing Communications was announced in February 2003. In accordance with the terms of the Asset Purchase Agreement, the originally announced network purchase price of $129.0 million was reduced to approximately $90.6 million. In addition, C III Communications purchased net working capital of approximately $17.0 million for which payment, with interest, will be deferred for one year. The purchase price may be subject to certain further adjustments. The terms of the acquisition were the results of arms-length negotiations between C III Communications and Broadwing, Inc. Funding for the purchase was obtained by C III Communications from cash on hand, of which $90.6 million was contributed to C III Communications by Corvis from its cash on hand. Corvis has also agreed to contribute an additional $50.0 million to C III Communications by December 31, 2003 to fund ongoing operating expenses.

Broadwing Communications is a current customer of Corvis, accounting for $8.7 million of Corvis' revenue in 2002 and $0.3 million in the first quarter of 2003. Except as described in the previous sentence, neither Broadwing, Inc. nor Broadwing Communications had a material relationship with Corvis or any of its affiliates, Corvis' directors or officers or any associates of any of such directors or officers.

The foregoing description is not necessarily complete and is qualified in its entirety by reference to the Asset Purchase Agreement and Amendment No. 1 to the Asset Purchase Agreement, which are attached hereto as Exhibits 2.1 and 2.2 and incorporated herein by reference.

The assets acquired by C III Communications include 18,700 recently completed route miles of the latest generation of fiber optic cables; switches and amplifiers; a state-of-the-art network operations center; and all the other network elements necessary to provide state-of-the-art integrated and managed broadband telecommunications services. Through these assets, Broadwing Communications provides managed network solutions and broadband telecommunications services to more than 1,000 corporate customers in 137 of the top 150 markets in the United States; broadband transportation services to major telecommunications carriers; and long-distance telecommunications services to more than 150,000 customers. C III Communications has now changed its name to Broadwing Communications, LLC and intends to


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continue to use the acquired assets in a manner substantially similar to the manner in which they were used prior to the acquisition.

ITEM 7  - FINANCIAL STATEMENTS AND EXHIBITS

The following documents are filed as part of this report:

     (a) Financial Statements of Business Acquired

         The required audited financial statements for the acquired assets are not yet available. Corvis expects to file such financial statements within 75 days of the date of the acquisition, in accordance with the rules of the Securities and Exchange Commission.

     (b) Pro Forma Financial Information

         The required pro forma combined financial statements are not yet available. Corvis expects to file such financial statements within 75 days of the date of the acquisition, in accordance with the rules of the Securities and Exchange Commission.

     (c) Exhibits

A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.



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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 CORVIS CORPORATION

Date: June 30, 2003                              /s/ Lynn D. Anderson
                                                 -----------------------
                                                 Lynn D. Anderson
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer


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                                  EXHIBIT INDEX

      Exhibit
      Number                            Description
      ------                            -----------

       2.1 Asset Purchase Agreement, dated February 22, 2003 (incorporated by reference to Exhibit 99(i) to Form 8-K, filed February 28, 2003, filed by Broadwing
                      Communications, Inc.)

                      [The schedules and exhibits to the Asset Purchase Agreement have been omitted in accordance with the instructions to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to provide a copy of the schedules and exhibits to the staff of the Securities and Exchange Commission upon request.]

       2.2            Amendment No. 1 to the Asset Purchase Agreement, dated
                      June 6, 2003.

      99.1            Press Release dated June 13, 2003



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